Exhibit 99.1

Skullcandy Announces Third Quarter 2011 Financial Results

Net sales increased 57.5% to $60.6 million

Company raising 2011 Outlook

PARK CITY, UTAH – November 3, 2011 – Skullcandy, Inc. (NASDAQ: SKUL) today announced financial results for the third quarter ended September 30, 2011.

Third Quarter Highlights (3Q 11 vs. 3Q 10)

•	Net sales increased 57.5% to $60.6 million, with domestic net sales increasing 37.2%, international net sales increasing 75.9% and online net sales increasing 416.7%

•	Gross profit increased 43.9% to $28.8 million

•	GAAP net income, which includes $3.6 million of one-time charges related to a 2008 capital transaction, increased 177.5% to $1.0 million, or $0.04 per diluted share

•	Adjusted net income, which excludes $3.6 million of one-time charges related to a 2008 capital transaction, increased 76.7% to $4.6 million, or $0.17 per diluted share

Jeremy Andrus, Skullcandy’s President and CEO stated, “We are pleased with our strong third quarter results and continued growth across all areas of our business. Despite some of the headwinds in the overall macro environment, our business continues to benefit from the strength of the brand, growth in portable media and consumers’ desire for higher quality audio accessories. Our 57.5% increase in net sales was once again driven by double-digit increases in both units and average selling prices and strong growth across our domestic, international and online sales channels. With the acquisition of our European distributor rights in this quarter, we remain excited about our global growth opportunities and our ability to control our business in that region.”

Third Quarter Results

Net sales in the third quarter of 2011 increased 57.5% to $60.6 million from $38.5 million in the same quarter of the prior year. Domestic net sales increased 37.2% to $39.8 million, international net sales increased 75.9% to $14.6 million, and online net sales increased 416.7% to $6.2 million during this quarter. In the third quarter of 2011, the Company began separating online sales from domestic net sales for reporting purposes. On a combined basis, domestic net sales and online sales increased 52.3% to $46.0 million.

Gross profit in the third quarter of 2011 increased 43.9% to $28.8 million from $20.0 million in the same quarter of the prior year. Gross profit as a percentage of net sales, or gross margin,

was 47.5% for the third quarter of 2011 compared to 52.0% for the third quarter of 2010. The decrease in gross margin is partially due to the sale of Astro Gaming, Inc. inventory that was recorded at fair value under the acquisition method of accounting. Excluding the $0.5 million increase in cost of goods sold related to the step-up in fair value of inventory in purchase accounting, gross margin would have been 48.3%. In addition, we have experienced lower gross margins on our direct business in Europe from August 26, 2011 through September 30, 2011 as a result of inventory that was recorded at fair value under the acquisition method of accounting. The Company expects the gross margins to increase in Europe after the initial inventory acquired is sold as the future inventory will be purchased at a lower cost, with resulting higher gross margins.

Selling, general and administrative expenses in the third quarter of 2011 increased 54.8% to $20.6 million from $13.3 million in the same quarter of the prior year. This increase was primarily the result of $4.2 million in increased payroll related expenses and benefits due to an increased employee headcount to support planned growth and $1.3 million in increased marketing expenses primarily related to in-store advertising, in-store displays, trade show attendance, event and athlete sponsorships and promotional products. Income from operations increased 22.5% to $8.2 million from $6.7 million in same quarter of the prior year.

Other expense in the third quarter of 2011 decreased $2.1 million to $1.7 million from $3.8 million in the same quarter last year. For the third quarter of 2011, other expense consisted primarily of a $1.4 million expense related to a derivative liability associated with the third contingent payment paid pursuant to the securities purchase and redemption agreement, a 2008 capital transaction. For the third quarter of 2010, other expense consisted primarily of a $3.8 million expense for a derivative liability associated with the second and third contingent payments paid pursuant to the securities purchase and redemption agreement.

Interest expense in the third quarter of 2011 increased $0.6 million to $3.1 million from $2.5 million in the third quarter of 2010. The higher expense for the third quarter of 2011 was due to an expense of $2.2 million related to the second contingent payment paid pursuant to the securities purchase and redemption agreement that was recognized upon completion of our initial public offering.

The second and third contingent payments paid pursuant to the securities purchase and redemption agreement, a historical capital transaction that occurred in 2008, were paid in connection with the completion of our initial public offering. There will be no expenses associated with the securities purchase and redemption agreement in the future.

Net income in the third quarter of 2011 was $1.0 million, or $0.04 per diluted share, based on 26.3 million weighted average common shares outstanding. Excluding the expenses associated with one-time contingency payments paid pursuant to the securities purchase and redemption agreement that were recognized in connection with the closing of the initial public offering, adjusted net income in the third quarter 2011 increased 76.7% to $4.6 million, or $0.17 per diluted share. Net loss in the same quarter of the prior year was $1.2 million, or $(0.09) per diluted share, based on 14.1 million weighted average common shares outstanding. Adjusted net income in the same quarter last year was $2.6 million, or $0.13 per diluted share based on 19.4 million weighted average common shares outstanding. For a reconciliation of adjusted net income to net income (loss), see the accompanying tables.

EBITDA in the third quarter of 2011 increased 137.8% to $7.4 million from $3.1 million in the same quarter of the prior year. Adjusted EBITDA increased 26.8% to $8.7 million from $6.9 million in the same quarter of the prior year. For a reconciliation of EBITDA and adjusted EBITDA to net income, see the accompanying tables.

Outlook

The Company is raising its outlook for 2011 and now expects net sales to be approximately $231.0 million and diluted earnings per share of approximately $0.78 based on diluted weighted average shares outstanding of approximately 23.7 million. Diluted earnings per share for 2011 will include $3.6 million of one-time after-tax expenses recorded in the third quarter. These one-time expenses were recognized in connection with the closing of the Company’s initial public offering and relate to the securities purchase and redemption agreement. Excluding these one-time expenses, the Company expects adjusted diluted earnings per share for 2011 to be approximately $0.93 based on diluted weighted average shares of approximately 23.7 million.

Call Information

A conference call to discuss the third quarter 2011 results is scheduled for today, November 3, 2011, at 4:30 PM Eastern Time/2:30 PM Mountain Time. A broadcast of the call will be available on the Company’s website, www.skullcandy.com, and analysts and investors can participate in the live call by dialing (719) 325-2146. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available through November 11, 2011. To access the telephone replay, listeners should dial (858) 384-5517 and enter ID #7988438.

About Skullcandy, Inc.

Skullcandy is a leading audio brand that reflects the collision of the music, fashion and action sports lifestyles. The Skullcandy brand and distinctive logo symbolize youth and rebellion and embody the company’s motto “Every revolution needs a soundtrack.” Skullcandy headphones feature the distinctive Skullcandy sound and leading-edge design. Skullcandy products are currently sold in the United States, as well as in more than 70 countries around the world and through its websites.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s guidance, future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the Company’s ability to extend the recognition and reputation of its brand, to continue to develop innovative and popular products, to respond to changes in consumer preferences, to grow its international business and other factors that are detailed in the Company’s registration statement on Form S-1, including the Risk Factors contained in the Company’s registration statement, which is available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Alecia Pulman/Janet Reinhardt

203-682-8200

Alecia.Pulman@icrinc.com

Investors:

John Rouleau

203-682-8342

John.Rouleau@icrinc.com

-Financial Tables follow-

SKULLCANDY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Net sales	$38,493	$60,641	$95,940	$149,056
Cost of goods sold	18,487	31,843	46,629	75,144

Gross profit	20,006	28,798	49,311	73,912
Selling, general and administrative expenses	13,288	20,571	30,206	52,195

Income from operations	6,718	8,227	19,105	21,717
Other expense	3,813	1,734	7,621	1,716
Interest expense	675	334	1,236	1,005
Interest expense—related party	1,775	2,767	5,323	6,384

Income before income taxes and noncontrolling interests	455	3,392	4,925	12,612
Income taxes	1,683	2,440	4,887	6,323

Net income (loss)	(1,228)	952	38	6,289

Net loss attributable to noncontrolling interests	—	7	—	7
Preferred dividends	(8)	—	(22)	(17)

Net income (loss) attributable to Skullcandy, Inc.	$(1,236)	$959	$16	$6,279

Net income (loss) per common share attributable to Skullcandy, Inc.
Basic	$(0.09)	$0.04	$0.00	$0.36
Diluted	(0.09)	0.04	0.00	0.28
Weighted average common shares outstanding
Basic	14,068,283	24,427,591	13,954,234	17,664,628
Diluted	14,068,283	26,262,943	19,215,014	22,043,053

SKULLCANDY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

	As of December 31,	As of September 30,	As of September 30,
	2010	2010	2011
Assets
Current assets:
Cash and cash equivalents	$6,462	$2,271	$14,922
Accounts receivable, net	46,676	27,837	34,616
Inventories	22,560	19,547	51,223
Prepaid expenses and other current assets	5,157	3,251	5,684
Deferred taxes	3,711	1,270	2,716

Total current assets	84,566	54,176	109,161
Property and equipment, net	3,967	3,257	6,885
Intangibles	561	283	13,940
Goodwill	—	—	13,492
Deferred financing fees	3,800	3,122	462
Deferred taxes	430	—	—

Total assets	$93,324	$60,838	$143,940

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$13,456	$9,684	$23,849
Accrued liabilities	15,529	7,701	11,713
Bank line of credit	10,802	11,240	14,174

Total current liabilities	39,787	28,625	49,736
Long term debt	4,104	2,349	—
Long term debt, related party	69,256	43,679	—
Deferred taxes	—	—	2,107
Commitments and contingencies
Redeemable convertible preferred stock	2,534	2,534	—
Stockholders’ deficit:
Common stock	1	1	3
Treasury stock	(43,294)	(43,294)	(43,294)
Additional paid-in capital	9,197	5,466	117,392
Other comprehensive loss	—	—	(15)
Retained earnings	11,739	21,478	18,018

Total Skullcandy stockholders’ equity (deficit)	(22,357)	(16,349)	92,104
Noncontrolling interests	—	—	(7)
Total stockholders’ equity (deficit)	(22,357)	(16,349)	92,097

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$93,324	$60,838	$143,940

SKULLCANDY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Nine Months Ended September 30,
	2010	2011
Operating activities
Net income	$38	$6,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	452	1,102
Loss on disposal of fixed assets	—	124
Provision for doubtful accounts	867	783
Deferred income taxes	—	565
Noncash interest expense	3,331	6,583
Change in value of derivatives related to stockholder payables	7,607	—
Stock-based compensation expense	1,831	3,491
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	565	11,346
Inventories	(1,690)	(21,205)
Prepaid expenses and other	(2,186)	(1,996)
Accounts payable	4,425	8,244
Income taxes payable	(4,279)	2,244
Accrued liabilities and other current liabilities	556	(4,805)

Net cash provided by operating activities	11,517	12,765
Investing activities
Purchase of property and equipment	(1,690)	(3,516)
Purchase of intangible assets	(35)	—
Business acquisitions	—	(29,462)

Net cash used in investing activities	(1,725)	(32,978)
Financing activities
Net borrowings on bank line of credit	11,237	3,371
Repayment of long-term debt	(20,730)	(46,780)
Proceeds from exercise of stock options	240	1,076
Income tax benefit from stock option exercises	—	902
Proceeds from issuance of common stock, net of issuance costs	—	70,104

Net cash provided by (used in) financing activities	(9,253)	28,673

Net increase in cash and cash equivalents	539	8,460
Cash and cash equivalents, beginning of period	1,732	6,462

Cash and cash equivalents, end of period	$2,271	$14,922

Supplemental cash flow information:
Cash paid for interest	3,700	6,488
Cash paid for income tax	4,772	2,601

SKULLCANDY, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

(in thousands of dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Net income (loss)	$(1,228)	$952	$38	$6,289
Net loss attributable to noncontrolling interests	—	$7	—	$7
Second contingent payment pursuant to the securities purchase and redemption agreement (1)	3,056	2,199	6,112	2,199
Third contingent payment pursuant to the securities purchase and redemption agreement (2)	747	1,392	1,495	1,392

Adjusted net income	$2,575	$4,550	$7,645	$9,887

(1)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations in 2011 and is recorded in other expense in the Condensed Consolidated Statements of Operations in 2010. In December 2010, the Company amended the securities purchase and redemption agreement and removed the contingencies associated with the second contingent payment that were based on the compound internal rate of return and fixed the amount payable at $17.5 million. As such, this payment was no longer accounted for as a derivative as of December 31, 2010
(2)	This item is recorded in other expense in the Condensed Consolidated Statements of Operations

Non-GAAP Measures

Adjusted net income, for the periods presented, represents net income (loss) excluding expenses associated with the second and third contingent payments pursuant to the securities purchase and redemption agreement. These expenses relate to a historical capital transaction and management believes they do not correlate to the underlying performance of our business. As a result, the Company believes that adjusted net income provides important additional information for measuring its performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses this metric to evaluate the Company’s business and believes it is a measure used frequently by securities analysts and investors. Adjusted net income does not represent, and should not be used as a substitute for net income, as determined in accordance with GAAP. The Company’s definition of adjusted net income may differ from that of other companies.

SKULLCANDY, INC.

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER COMMON SHARE

ATTRIBUTABLE TO SKULLCANDY, INC. ON A GAAP BASIS TO ADJUSTED

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO SKULLCANDY, INC.

(in thousands of dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Diluted net income (loss) per common share attributable to Skullcandy, Inc.	$(0.09)	$0.04	$0.00	$0.28
Second contingent payment pursuant to the securities purchase and redemption agreement	0.16	0.08	0.32	0.10
Third contingent payment pursuant to the securities purchase and redemption agreement	0.04	0.05	0.08	0.07
Impact of difference in number of GAAP and adjusted diluted shares	0.02	—	—	—

Adjusted diluted net income per common share attributable to Skullcandy, Inc.	$0.13	$0.17	$0.40	$0.45

SKULLCANDY, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands of dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Net income (loss)	$(1,228)	$952	$38	$6,289
Net loss attributable to noncontrolling interests	—	7	—	7
Income taxes	1,683	2,440	4,887	6,323
Interest expense	2,450	3,101	6,559	7,389
Other expense	9	342	14	324
Depreciation and amortization	178	512	452	1,102

EBITDA	3,092	7,354	11,950	21,434

Other expense	3,804	1,392	7,607	1,392

Adjusted EBITDA	$6,896	$8,746	$19,557	$22,826

Non-GAAP Measures

EBITDA, for the periods presented, represents net income before interest expense, income taxes, certain other expenses and depreciation and amortization. Adjusted EBITDA gives further effect to the recording of additional other expense of $1.4 million for the three and nine months ended September 30, 2011 and $3.8 million and $7.6 million for the three and nine months ended September 30, 2010, respectively, which represents other expense related to a derivative liability associated with the second and third contingency payments paid pursuant to the securities purchase and redemption agreement. These expenses were associated with a historical capital transaction and management believes they do not correlate to the underlying performance of the Company’s business. As a result, the Company believes that adjusted EBITDA provides important additional information for measuring the Company’s performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses this metric to evaluate the Company’s business and believes it is a measure used frequently by securities analysts and investors. Adjusted EBITDA does not represent, and should not be used as a substitute for income from operations or net income, as determined in accordance with GAAP. The Company’s definitions of EBITDA and adjusted EBITDA may differ from that of other companies.